Exhibit 23.2








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Denny's Corporation

We consent to the use of our report dated February 18, 2004, with respect to the consolidated blance sheet of Denny's Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the fiscal year then ended, incodporated herein by reference.


/s/ KPMG LLP


Greenville, South Carolina
October 29, 2004